Exhibit 1.1

EXECUTION COPY

MICROVISION, INC.

7,160,000 Shares of Common Stock

Warrants to Purchase 2,148,000 Shares of Common Stock

UNDERWRITING AGREEMENT

March 13, 2014

Oppenheimer & Co. Inc.

85 Broad Street

New York, NY 10004

Ladies and Gentlemen:

MicroVision, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to sell to you, as the underwriter (the “Underwriter”), an aggregate of (i) 7,160,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and (ii) warrants to purchase 2,148,000 shares of Common Stock (the “Warrants”, and together with the Shares, the “Securities”). The shares of Common Stock underlying the Warrants are referred to herein as the “Warrant Shares.”

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) (i) a Registration Statement on Form S-3 (No. 333-184703) (the “First Registration Statement”) and (ii) a Registration Statement on Form S-3 (No. 333-192864) (the “Second Registration Statement”), and such amendments thereof to the date of this Agreement. Copies of each such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of each such Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statements” as used in this Agreement means each such registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the First Registration Statement and the Second Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it became effective (each such date being referred to herein as an “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Rules (each a “462(b) Registration Statement”), then any reference herein to the Registration

Statements shall also be deemed to include any such 462(b) Registration Statement. The term “Prospectus” as used in this Agreement means the prospectus in the form included in each such Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to and within the time limits described in Rule 424(b) of the Rules. Reference made herein to any Preliminary Prospectus, the Statutory Prospectus (as hereinafter defined) or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein, including pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus, the Statutory Prospectus, or the Prospectus, as the case may be, or thereafter, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be.

The Company understands that the Underwriter proposes to make a public offering of the Securities, as set forth in and pursuant to the Statutory Prospectus (as hereinafter defined) and the Prospectus, as soon after the date of this Agreement as the Underwriter deems advisable. The Company hereby confirms that the Underwriter and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, and each Issuer Free Writing Prospectus (as hereinafter defined) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriter).

1. Sale, Purchase, Delivery and Payment for the Securities. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

(a) The Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $1.8236 per unit (each unit composed of one Share and one Warrant), the Securities.

(b) Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Oppenheimer & Co. Inc., 85 Broad Street, New York, NY 10004, at 10:00 a.m., New York City time, on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Underwriter (such time and date of delivery and payment is called the “Closing Date”).

(c) Payment shall be made to the Company by wire transfer of immediately available funds against delivery of the respective certificates to the Underwriter.

(e) The Securities shall be registered in such names and shall be in such denominations as the Underwriter shall request at least two full business days before the Closing Date and shall be delivered by or on behalf of the Company to the Underwriter through the facilities of the Depository Trust Company (“DTC”) for the account of the Underwriter. The Company will cause the certificates representing the Securities to be made available for checking and packaging, at such place as is designated by the Underwriter, on the full business day before the Closing Date.

2. Representations and Warranties of the Company.

(a) The Company represents and warrants to the Underwriter, as of the date hereof, as follows:

(i) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing or the time of first use within the meaning of the Rules, conformed in all material respects to the requirements of the Securities Act and the Rules, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus made in reliance upon, and in conformity with, information relating to the Underwriter furnished in writing to the Company by the Underwriter, expressly for use in the preparation thereof, which information the parties hereto agree is limited to the statements made in the second and seventh paragraphs under the caption “Underwriting” in the Prospectus (collectively, the “Underwriter Information”).

(ii) Registration Statement. The First Registration Statement, the Second Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Securities Act or have become effective pursuant to Rule 462 under the Rules. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statements or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(iii) Compliance with Securities Act Requirements. Each of the Registration Statements, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective (including each deemed Effective Time), at all other subsequent times until the Closing Date, conformed and will conform in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and the Exchange Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall not apply to statements in or omissions from the Registration Statements, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or any amendments or supplements thereto, made in reliance upon, and in conformity with, information relating to the Underwriter furnished in writing to the Company by the Underwriter, expressly for use in the preparation thereof, which information the parties hereto agree is limited to the Underwriter Information.

(iv) Contents of Prospectus. The Prospectus, as amended or supplemented, as of its date, and the time of first use within the meaning of the Rules, at all subsequent times until the Closing Date, conformed and will conform in all material respects with the applicable requirements and provisions of the Securities Act and the Rules and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from the Prospectus, or any amendments or supplements thereto, made in reliance upon, and in conformity with, information relating to the Underwriter furnished in writing to the Company by the Underwriter, expressly for use in the preparation thereof, which information the parties hereto agree is limited to the Underwriter Information.

(v) Incorporated Documents. Each of the documents incorporated by reference in the Registration Statements, the General Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and did not contain an untrue statement of a material fact or omit to state a material fact in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi) Not an Ineligible Issuer. (1) At the earliest time after the filing of the First Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (2) as of the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, including the Company or any Subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(vii) General Disclosure Package. As of the Applicable Time (as defined below), neither (A) the Issuer General Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule I hereto, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, includes or included as of the Applicable Time any untrue statement of a material fact or omits or omitted as of the Applicable Time to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statements or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter Information. As used in this paragraph and elsewhere in this Agreement:

(1) “Applicable Time” means 8:30 a.m. (New York City time) on the date of this Agreement or such other time as agreed to by the Company and the Underwriter.

(2) “Statutory Prospectus” means the Preliminary Prospectus, if any, and the base prospectus from each of the First Registration Statement and the Second Registration Statement relating to the Securities included as part of the Registration Statements, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statements pursuant to Rule 430B under the Securities Act shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(3) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities, including any electronic road show, that (A) is required to be filed with the Commission by the Company or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(4) “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

(5) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(viii) Conflict with the Registration Statements. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Closing Date or until any earlier date that the Company notified or notifies the Underwriter as described in Section 4(a)(iv), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statements, any Statutory Prospectus or the Prospectus.

(ix) Free Writing Prospectuses. Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Closing Date, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(x) Distributed Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering other than any Preliminary Prospectus, the General Disclosure Package or the Prospectus or other materials, if any, permitted under the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 4(f) of this Agreement.

(xi) Financial Statements. The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statements, the General Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present, in all material respects, the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles consistently applied throughout the periods involved (in the case of unaudited interim financial statements, subject to normal year-end adjustments); and the supporting schedules included in the Registration Statements present fairly, in all material respects, the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statements, the General Disclosure Package or the Prospectus.

(xii) Independent Accountants. To the Company’s knowledge, Moss Adams LLP (the “Auditor”), which has expressed its opinion with respect to the financial statements and schedules filed as a part of, or incorporated by reference in, the Registration Statements and included or incorporated by reference in the Registration Statements, the General Disclosure Package and the Prospectus and with regard to the Company’s internal control over financing reporting and management’s assessment thereof, is an independent public accounting firm within the meaning of the Securities Act and the Rules and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(xiii) Organization. Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries has full corporate power and authority to own its properties and to conduct its business as currently being conducted and as described in the Registration Statements, the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect upon the business, prospects, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole (“Material Adverse Effect”).

(xiv) Absence of Material Changes. Except as contemplated in the General Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the General Disclosure Package, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change permitted pursuant to this Agreement, including without limitation a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its Subsidiaries, or any material adverse change in the financial condition, business, prospects, property or results of operations of the Company and its Subsidiaries, taken as a whole (“Material Adverse Change”).

(xv) Legal Proceedings. Except as set forth in the General Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, would reasonably be likely to result in a Material Adverse Change.

(xvi) Contracts. There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statements, in the General Disclosure Package and in the Prospectus or be filed as exhibits to the Registration Statements by the Securities Act or by the Rules that have not been so described or filed.

(xvii) Due Authorization and Enforceability. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Warrants have been duly and validly authorized, executed and delivered by the Company and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. All necessary corporate action has been duly and validly taken by the Company to authorize the issuance and delivery of the Warrant Shares by the Company.

(xviii) No Conflict. The execution, delivery and performance of this Agreement and the Warrants and the consummation of the transactions therein contemplated, including the issuance and sale by the Company of the Securities and the Warrant Shares, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any statute, (b) any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, (c) the Company’s charter or by-laws, or (d) any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties, other than, with respect to clauses (a), (b) and (d) above, any conflict, breach, default or violation that would not have a Material Adverse Effect.

(xix) No Consents Required. Except for the registration of the Securities under the Securities Act and the Exchange Act, including as may be required with respect to the listing of the Shares and the Warrant Shares on the Nasdaq Global Market or as may be required under state securities or blue sky laws in connection with the offering or that would not have a Material Adverse Effect, no consent, approval, authorization or order of, or filing with, any court or governmental administrative or regulatory agency or body is required for the execution, delivery and performance of this Agreement and the Warrants or for the consummation of the transactions contemplated thereby, including the issuance and sale of the Shares and the Warrant Shares.

(xx) Capitalization. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriter) or satisfied, and the holders thereof are not subject to personal liability by reason of being such holders. The Company has an authorized and outstanding capitalization as set forth in the Registration Statements, in the General Disclosure Package and in the Prospectus. The capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statements, in the General Disclosure Package and in the Prospectus. The Company has reserved and kept available for the exercise of the Warrants such number of authorized but unissued shares as are sufficient to permit the exercise in full of the Warrants. All of the issued and outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statements, in the General Disclosure Package and in the Prospectus and except for any directors’ qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock.

(xxi) The Securities. The Shares, when delivered by the Company pursuant to this Agreement, and the Warrant Shares, upon exercise of the Warrants, have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable.

(xxii) Preemptive Rights. Except as otherwise stated in the Registration Statements, in the General Disclosure Package and in the Prospectus, there are no statutory or contractual preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Securities pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound.

(xxiii) Registration Rights. Neither the filing of the Registration Statements nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

(xxiv) Lock-Up Agreements. Prior to the Closing Date the Company shall have received copies of the executed Lock-Up Agreements, substantially in the form of Exhibit A hereto (the “Lock-Up Agreement”) executed by each entity or person listed on Schedule III hereto, and such Lock-Up Agreements shall be in full force and effect on the Closing Date.

(xxv) Permits. The Company and each of its Subsidiaries holds, and is operating in compliance in all respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except where non-compliance would not have a Material Adverse Effect; and the Company and each of its Subsidiaries is in compliance in all respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except where non-compliance would not have a Material Adverse Effect.

(xxvi) Good Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property described in the Registration Statements, in the General Disclosure Package and in the Prospectus as being owned by them other than Intellectual Property, which is covered by Section 2(a)(xxvii) hereof, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the General Disclosure Package, except as would not have a Material Adverse Effect. Any real property held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as are not material and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries, except as would not have a Material Adverse Effect.

(xxvii) Intellectual Property. To the Company’s knowledge, except as would not have a Material Adverse Effect and other than as disclosed in the Registration Statements, General Disclosure Package and the Prospectus, the Company and each of its Subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statements, in the General Disclosure Package and in the Prospectus.

(xxviii) No Violation. Neither the Company nor any of its Subsidiaries is (a) in violation of its respective charter or by-laws or (b) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its Subsidiaries is subject, other than, in the case of clause (b) above, any conflict, breach or violation that would not have a Material Adverse Effect.

(xxix) Taxes. Other than would not have a Material Adverse Effect, the Company and its Subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes to the extent due which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its Subsidiaries is contesting in good faith.

(xxx) Trading Market; Exchange Act Registration. Except as disclosed in the Registration Statements, in the General Disclosure Package, and in the Prospectus, the Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is included or approved for inclusion on the Nasdaq Global Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Market nor has the Company received any notification that the Commission, the Nasdaq Global Market or the Financial Industry Regulatory Authority is contemplating terminating such registration or listing. Except as disclosed in the Registration Statements, in the General Disclosure Package, and in Prospectus, the Company is in compliance in all material respects with the applicable requirements of the Nasdaq Global Market for maintenance of inclusion of the Common Stock thereon. The Company has filed a listing application with the Nasdaq Global Market in respect of the Shares.

(xxxi) Subsidiaries. Other than the subsidiaries of the Company listed in Schedule IV hereto (each a “Subsidiary” and collectively, the “Subsidiaries”) and except as otherwise disclosed in the Registration Statements, in the General Disclosure Package and in the Prospectus, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxxii) Accounting Controls. The Company maintains a system of internal accounting controls that have been designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statements, in the General Disclosure Package and in the Prospectus, since the most recent audit of the effectiveness of the Company’s internal control over financial reporting, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxiii) Broker’s Fee. Other than as contemplated by this Agreement or as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxxiv) Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.

(xxxv) Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities and application of the net proceeds from the offering as set forth in the General Disclosure Package will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxxvi) Use of Form S-3. The conditions for use of Form S-3, set forth in the General Instructions thereto, including General Instruction I.B.1, have been satisfied.

(xxxvii) Sarbanes-Oxley. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxxviii) Disclosure Controls. The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statements, in the General Disclosure Package and in the Prospectus.

(xxxix) No Price Stabilization. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of applicable law.

(xl) No Labor Disputes. No labor problem or dispute with the employees of the Company exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. Except as would not have a Material Adverse Effect, the Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(xli) Defined Benefit Plans. Neither the Company nor any of the Subsidiaries has maintained or contributed to a defined benefit plan as defined in Section 3(35) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”). No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code that could subject the Company or any of the Subsidiaries to any tax penalty on prohibited transactions and that has not adequately been corrected except as would not have a Material Adverse Effect. Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance which would not result in the imposition of a material tax or monetary penalty. With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (i) a determination letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder, or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period. Neither the Company nor any of the Subsidiaries has ever completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA.

(xlii) Compliance with Environmental Laws. The Company and its Subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to their businesses (“Environmental Laws”), (b) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (c) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of subsections (a), (b) and (c) of this Section 2(a)(xlii) as would not, individually or in the aggregate, have a Material Adverse Effect.

(xliii) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company and any of its Subsidiaries on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates on the other hand, which is required to be described in the Registration Statements, in the General Disclosure Package and the Prospectus or a document incorporated by reference therein and which has not been so described.

(xliv) Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlv) Minute Books. The minute books of the Company and any of its Subsidiaries, representing all existing records of all meetings and actions of the board of directors (including, Audit, Compensation and Nomination/Corporate Governance Committees) and stockholders of the Company and any of its Subsidiaries (collectively, the “Corporate Records”) through the date of the latest meeting and action have been made available to the Underwriter or counsel for the Underwriter. All such Corporate Records are substantially complete and accurately reflect, in all material respects, all transactions referred to in such Corporate Records. There are no material transactions, agreements or other actions that have been consummated by the Company or any of the Subsidiaries that are not properly approved and/or recorded in the Corporate Records of the Company and the Subsidiaries.

(xlvi) Foreign Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its Subsidiaries has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payments.

(xlvii) Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statements, a Statutory Prospectus, the General Disclosure Package or the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(xlviii) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries.

(xlix) Audit Committee. The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Section 10A-3 of the Exchange Act and the rules and regulations of any trading market (including Rule 5605(c)(2) of the Nasdaq Marketplace Rules) and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Section 10A-3 of the Exchange Act and the rules and regulations of any trading market (including Rule 5605(c)(1) of the Nasdaq Marketplace Rules).

(l) OFAC. Except as would not have a Material Adverse Effect, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(li) FINRA Matters. The Company satisfies the pre-October 21, 1992 eligibility requirements for the use of a registration statement on Form S-3 in connection with the offering of the Securities, including, without limitation: (i) having a non-affiliate, public common equity float of at least $100 million with 60 days prior to the date of this Agreement and annual trading volume of at least three million shares for the continuous 12-month period ended on the date of this Agreement and (ii) having been subject to the Exchange Act reporting requirements for a period of at least 36 months immediately preceding the date of this Agreement.

(lii) Shareholder Approval. No approval of the shareholders of the Company under the rules and regulations of any trading market (including Rule 5635 of the Nasdaq Marketplace Rules) is required for the Company to issue and deliver the Securities to the Underwriter.

(b) Any certificate signed by any officer of the Company and delivered hereunder to the Underwriter or to counsel for the Underwriter in connection with the offering shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

3. Conditions of the Underwriter’s Obligations. The obligation of the Underwriter to purchase the Securities is subject to each of the following terms and conditions:

(a) Notification that each of the Registration Statements has become effective shall have been received by the Underwriter and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such rule.

(b) No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules), shall have been or shall be in effect and no order suspending the effectiveness of either of the Registration Statements shall be in effect and no proceedings for such purpose shall be pending before or, to the knowledge of the Company, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statements or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Underwriter. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statements pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

(c) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(d) shall be true and correct when made and on and as of the Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

(d) The Underwriter shall have received on the Closing Date a certificate, addressed to the Underwriter and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein required to be performed or satisfied by the Company; (iii) in their opinion (A) as of the Effective Date, the Registration Statements and Prospectus did not include, and as of the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included, any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date, no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statements, the Statutory Prospectus or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statements has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

(e) The Underwriter shall have received: (i) simultaneously with the execution of this Agreement a signed letter from the Auditor addressed to the Underwriter and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statements and the General Disclosure Package, and (ii) on the Closing Date, a signed letter from the Auditor addressed to the Underwriter and dated the date of such Closing Date, in form and substance reasonably satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statements and the Prospectus.

(f) The Underwriter shall have received on the Closing Date from Ropes & Gray LLP, counsel for the Company, an opinion and written statement, addressed to the Underwriter and dated such Closing Date, in form and substance as is set forth on Exhibit B attached hereto.

(g) The Underwriter shall have received on the Closing Date from Goodwin Procter LLP, counsel for the Underwriter, an opinion and written statement, addressed to the Representative and dated such Closing Date, with respect to the validity of the Securities, the Registration Statements, the General Disclosure Package, the Prospectus and other related matters as the Underwriter reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(h) All proceedings taken in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(i) The Underwriter shall have received copies of the Lock-Up Agreements executed by each entity or person listed on Schedule III hereto.

(j) The Shares and the Warrant Shares shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(k) The Underwriter shall be reasonably satisfied that since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, (i) except as set forth or contemplated by the Registration Statements, the Statutory Prospectus, the General Disclosure Package or the Prospectus, there shall not have been any material change in the capital stock of the Company (other than as a result or the exercise of outstanding stock options) or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statements, the Statutory Prospectus, the General Disclosure Package or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) except as set forth or contemplated by the Registration Statements, the Statutory Prospectus, the General Disclosure Package or the Prospectus, no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or would reasonably be expected to have a Material Adverse Effect, (iv) except as set forth or contemplated by the Registration Statements, the Statutory Prospectus, the General Disclosure Package or the Prospectus, no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) except as set forth or contemplated by the Registration Statements, the Statutory Prospectus, the General Disclosure Package or the Prospectus, there shall not have been any material adverse change in the assets, properties, financial condition, or in the results of operations, business affairs or business prospects of the Company or its Subsidiaries considered as a whole that makes it impractical or inadvisable in the Underwriter’s judgment to proceed with the purchase or offering of the Securities as contemplated hereby.

(l) On the Closing Date, the Company shall have furnished to the Underwriter a Secretary’s Certificate of the Company.

(m) On the Closing Date, the Company shall have furnished to the Underwriter a Certificate of the Chief Financial Officer of the Company.

(n) The Company shall have furnished or caused to be furnished to the Underwriter such further certificates or documents as the Underwriter shall have reasonably requested.

4. Covenants and other Agreements of the Company and the Underwriter.

(a) The Company covenants and agrees as follows:

(i) The Company will use its best efforts to cause the Registration Statements, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Underwriter and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 433(d) or 163(b)(2), as the case may be.

(ii) The Company shall promptly advise the Underwriter in writing (A) when any post-effective amendment to the Registration Statements shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statements or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statements or of any order preventing or suspending the use of any preliminary prospectus or any “free writing prospectus”, as defined in Rule 405 of the Rules, or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statements or supplement to the Prospectus or any document incorporated by reference in the Registration Statements or any Issuer Free Writing Prospectus unless the Company has furnished the Underwriter a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects. The Company shall use its best efforts to obtain as soon as possible the withdrawal of any stop order. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(iii) If, at any time when a prospectus relating to the Securities (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv) If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statements or includes an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v) The Company shall make generally available to its security holders and to the Underwriter as soon as practicable an earnings statement, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

(vi) The Company shall furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statements (including all exhibits thereto and amendments thereof) and, so long as delivery of a prospectus by the Underwriter or any dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request. If applicable, the copies of the Registration Statements, preliminary prospectus, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vii) The Company shall cooperate with the Underwriter and counsel for the Underwriter in endeavoring to qualify the Securities for offer and sale in connection with the offering under the laws of such jurisdictions as the Underwriter may designate and shall maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(viii) The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.

(ix) Without the prior written consent of the Underwriter, for a period of 90 days after the date of this Agreement, the Company shall not offer for sale; sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, other than (i) the Company’s sale of the Securities, including the Warrant Shares, to the Underwriter pursuant to this Agreement; (ii) the issuance of restricted Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the General Disclosure Package and the Prospectus, or (iii) issuances of Common Stock pursuant to valid exercises or conversions of options, warrants, convertible securities or rights outstanding on the date hereof. Notwithstanding the foregoing, (i) the Company represents and warrants that Common Stock issued or issuable pursuant to (ii) above shall be subject to similar lockup restrictions as set forth on Exhibit A attached hereto and the Company shall enforce such rights and impose stop-transfer restrictions on any such sale or other transfer or disposition of such shares until the end of the applicable period and (ii) if (x) during the last 17 days of the 90 day period described in this Section 4(a)(ix) the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of such 90 day period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 90 day period; the restrictions imposed during this Section 4(a)(ix) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act. For the avoidance of doubt, in no event shall the restrictions contained in this Section 4(i)(x) be construed to prevent the Company from registering shares for resale by investors pursuant to existing registration rights.

(x) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq Global Market (including any required registration under the Exchange Act).

(xi) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Securities or the Warrant Shares without the prior written consent of the Underwriter unless in the judgment of the Company and its counsel, and after notification to the Underwriter, such press release or communication is required by law.

(xii) The Company will apply the net proceeds from the offering of the Securities in the manner set forth under “Use of Proceeds” in the Prospectus.

(b) The Company agrees to pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Securities and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, reproduction filing and distribution of the Registration Statements including all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, all amendments and supplements thereto and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Securities to the Underwriter; (iii) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 4(a)(vii), including the reasonable fees and disbursements of counsel for the Underwriter in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Underwriter of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus, any Issuer Free Writing Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Securities by the Underwriter or by dealers to whom Securities may be sold; (v) the filing fees of FINRA in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriter in connection with such review; (vi) inclusion of the Shares and the Warrant Shares for listing on the Nasdaq Global Market; (vii) all transfer taxes, if any, with respect to the sale and delivery of the Securities by the Company to the Underwriter; (viii) reasonable fees, disbursements and other charges of counsel to the Underwriter; and (ix) the costs and expenses of the Company and the Underwriter in connection with the marketing of the offering and the sale of the Securities including, but not limited to, those related to any presentations or meetings undertaken in connection therewith including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the written consent of the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft or other transportation chartered in connection with the road show. Notwithstanding the foregoing, in no event shall the Company be obligated to reimburse the Underwriter pursuant to this Section 4(b) in an amount in excess of $100,000 in the aggregate without the Company’s prior written consent and presentation of reasonable documentation of such costs and expenses.

(c) The Company acknowledges and agrees that the Underwriter has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company, on the one hand, and the Underwriter, on the other hand, with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Company or any other person. Additionally, the Company acknowledges and agrees that the Underwriter has not and will not advise the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company or any other person with respect thereto, whether arising prior to or after the date hereof. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary duty to the Company or any other person in connection with any such transaction or the process leading thereto.

(d) If requested by the Underwriter, the Company will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and otherwise in a form consented to by the Underwriter, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Securities. Any such final term sheet shall be an Issuer Free Writing Prospectus for purposes of this Agreement.

(e) The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act.

5. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statements, the Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Securities to any person by the Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statements, the Prospectus, the Statutory Prospectus, any Issuer Free Writing Prospectus or in any Marketing Materials or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with the Underwriter Information. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Underwriter agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statements, against any losses, claims, damages or liabilities (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which such party may become subject, under the Securities Act or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statements or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statements, the Statutory Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information; provided, however, that the obligation of the Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount and commissions applicable to the Securities to be purchased by the Underwriter hereunder.

(c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

6. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6, the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statements, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

7. Termination.

(a) This Agreement may be terminated with respect to the Securities to be purchased on the Closing Date by the Underwriter by notifying the Company at any time at or before the Closing Date in the absolute discretion of the Underwriter if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Underwriter, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Underwriter, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities; (iii) trading in the Common Stock or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the NYSE MKT or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; or (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the judgment of the Underwriter, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(b) If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to the Underwriter, and the Underwriter shall not be under any liability to the Company, except that (y) if this Agreement is terminated by the Underwriter because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Securities or in contemplation of performing their obligations hereunder subject to the limitations set forth in Section 4(b) and (z) if the Underwriter shall have failed or refused to purchase the Securities agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, the Underwriter shall not be relieved of liability to the Company for damages occasioned by its failure or refusal.

8. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or the Company or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Securities. In addition, the provisions of Sections 4(b), 5, 6 and 7 shall survive the termination or cancellation of this Agreement.

This Agreement has been and is made for the benefit of the Underwriter, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Underwriter, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Securities from the Underwriter merely because of such purchase.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Underwriter, c/o Oppenheimer & Co. Inc., 85 Broad Street, New York, NY 10004 Attention: Equity Capital Markets, with a copy to Oppenheimer & Co. Inc., 85 Broad Street, New York, NY 10004 Attention: Thalia Cody – Investment Banking Counsel, and to Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, Attention: Thomas S. Levato, Esq., and (b) if to the Company, to MicroVision, Inc., 6244 185th Avenue NE, Suite 100, Redmond, Washington 98052, Attention: General Counsel with a copy to Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199, Attention: Joel F. Freedman, Esq.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

MICROVISION, INC.

By	/s/ Stephen P. Holt
Name:	Stephen P. Holt
Title:	Chief Financial Officer

Confirmed:

OPPENHEIMER & CO. INC.

By	/s/ Ido Stern
Name:	Ido Stern
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Pricing Information

Purchase Price Per Unit:	$1.94

Number of Shares Offered:	7,160,000

Number of Warrants Offered:	Warrants to Purchase 2,148,000 Shares

Underwriting Discount:	6.0%

Closing Date:	March 18, 2014

The Warrants will be exercisable during the period commencing on the six month anniversary of the date of original issuance and ending five years from the date of issuance at an exercise price of $2.47 per share of common stock.

SCHEDULE II

Issuer Free Writing Prospectuses

None.

SCHEDULE III

Entities and Persons Executing Lock-Up Agreements

Richard A. Cowell

Slade Gorton

Jeanette Horan

Alexander Tokman

Brian Turner

Thomas M. Walker

Stephen Holt

Perry Mulligan

SCHEDULE IV

Subsidiaries

None.

EXHIBIT A

Form of Lock-Up Agreement

March     , 2014

Oppenheimer & Co. Inc.

85 Broad Street

New York, NY 10004

Re:	Public Offering of MicroVision, Inc.

Ladies and Gentlemen:

The undersigned, an executive officer, director or holder of common stock, par value $0.001 (“Common Stock”), or rights to acquire Common Stock, of MicroVision, Inc. (the “Company”) understands that you, as the underwriter, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the public offering (the “Public Offering”) by you of shares of Common Stock and Warrants to Purchase Common Stock (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of your agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees for the benefit of the Company and you that, without your prior written consent, the undersigned will not, during the period ending 90 days (the “Lock-Up Period”) after the date of the prospectus relating to the Public Offering (the “Prospectus”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the undersigned agrees that, without your prior written consent, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The foregoing shall not apply to (x) Common Stock to be transferred as a gift or gifts (provided that any donee thereof agrees in writing to be bound by the terms hereof), and (y) sales under any 10b-5 plan.

Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period; the restrictions imposed in this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released form all obligations under this Letter Agreement.

The undersigned, whether or not participating in the Public Offering, understands that you are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

NAME:

By:
Name:
Title:

EXHIBIT B

Form of Company Counsel Opinion